Exhibit 4(a)


                     THIRTY-THIRD SUPPLEMENTAL INDENTURE
                           Dated as of May 1, 1998

                        TUCSON ELECTRIC POWER COMPANY
                                      to
                          THE CHASE MANHATTAN BANK,
                                          As Trustee


                Creating a New Issue of First Mortgage Bonds,
                       12.22% Exchange Series due 2000


           Supplemental to Indenture dated as of April 1, 1941, of The Tucson Gas, Electric Light and Power Company (predecessor to Tucson Electric Power Company), to The Chase National Bank of the City of New York, as Trustee (predecessor to The Chase Manhattan Bank).

     THIRTY-THIRD SUPPLEMENTAL INDENTURE, dated as of May 1, 1998, made by and between Tucson Electric Power Company ("Company"), a corporation organized and existing under the laws of the State of Arizona, having its principal place of business at 220 West Sixth Street, in the City of Tucson, Arizona, party of the first part, and THE CHASE MANHATTAN BANK ("Trustee"), a banking corporation organized and doing business under the laws of the State of New York, having its principal corporate trust office at 450 W. 33rd Street, New York, N.Y., as Trustee, party of the second part.

     WHEREAS, The Tucson Gas, Electric Light and Power Company, predecessor of the Company and herein called the "Predecessor Company", heretofore executed and delivered to The Chase National Bank of the City of New York, as Trustee ("Predecessor Trustee"), its Indenture dated as of April 1, 1941 ("Original Indenture") to secure its First Mortgage Bonds, issuable in series; and

     WHEREAS, on March 31, 1955 The Chase National Bank of the City of New York was merged into President and Directors of the Manhattan Company under the name of The Chase Manhattan Bank, and The Chase Manhattan Bank became the successor Trustee under the Original Indenture as supplemented and amended; and

     WHEREAS, on February 20, 1964 the Predecessor Company was merged with and into the Company and the Company assumed and agreed to pay the principal of and premium, if any, and interest on all bonds then issued and outstanding under the Indenture, also agreeing to perform and fulfill all the covenants and conditions of the Indenture binding upon the Predecessor Company, and also agreeing that the Company succeed and be substituted for the Predecessor Company under the Indenture; and

     WHEREAS, on September 9, 1965 The Chase Manhattan Bank became The Chase Manhattan Bank (National Association) and the continuity of the business of The Chase Manhattan Bank including its business of acting as corporate trustee, and its corporate existence, was not affected, so that The Chase Manhattan Bank (National Association) was vested with all the trusts, powers, discretions, immunities, privileges and all other matters as were vested in the Predecessor Trustee under the Indenture, with like effect as if originally named as Trustee therein; and

     WHEREAS, on July 14, 1996 The Chase Manhattan Bank (National
Association) merged with and into Chemical Bank and the surviving corporation was renamed The Chase Manhattan Bank and The Chase Manhattan Bank became the successor Trustee under the Indenture so that The Chase Manhattan Bank is vested with all the trusts, powers, discretions, immunities, privileges and all other matters as were vested in the Predecessor Trustee under the Indenture, with like effect as if originally named as Trustee therein; and

     WHEREAS, the Company (or the Predecessor Company) has heretofore executed and delivered to the Trustee (or the Predecessor Trustee) the Original Indenture and the indentures supplemental thereto, and has issued the series of bonds, set forth below:



                                                                                 Principal       Principal
       Indenture or                                    Series                     Amount        Amount Out-
       Supplemental                 Date               of Bonds                    Issued         standing
          Indenture
-------------------------      -------------    ----------------------        -------------- --------------------
          Original             Apr. 1, 1941     3 1/2% Series due 1966           $  3,500,000                None
      1   First                Oct. 1, 1946                None                          None                None
          Second               Oct, 1, 1947     3 1/8% Series due 1977                750,000                None
  2,4,5   Third                Apr. 1, 1949     3 1/8% Series due 1979              3,500,000                None
    4,5   Fourth               Dec. 1, 1952     3 5/8% Series due 1982              5,000,000                None
    4,5   Fifth                Jan. 1, 1955     3 1/4% Series due 1985              3,500,000                None
    4,5   Sixth                Jan. 1, 1958     4 5/8% Series due 1988              7,500,000                None
  1,4,5   Seventh              Nov. 1, 1959     5 3/8% Series due 1989              7,500,000                None
  1,4,5   Eighth               Nov. 1, 1961     4.70% Series due 1991              10,000,000                None
      6   Ninth                Feb. 20, 1964               None                          None                None
  1,4,5   Tenth                Feb. 1, 1965     4.55% Series due 1995              16,000,000                None
  1,4,5   Eleventh             Feb. 1, 1966     4 7/8% Series due 1996             10,000,000                None
2,3,4,5   Twelfth              Nov. 1. 1969     8 1/2% Series due 1999             15,000,000          15,000,000
      2   Thirteenth           Jan. 20. 1970               None                          None                None
  2,4,5   Fourteenth           Sept. 1, 1971    8 1/8% Series due 2001             25,000,000          25,000,000
    4,5   Fifteenth            Mar. 1, 1972     7.55% Series due 2002              25,000,000          25,000,000
    4,5   Sixteenth            May 1, 1973      7.65% Series due 2003              40,000,000          40,000,000
  1,4,5   Seventeenth          Nov. 1, 1975     10 1/2% Series due 2005            50,000,000                None
      1   Eighteenth           Nov. 1, 1975     Poll. Control Series A             15,700,000                None
          Nineteenth           July 1, 1976     Poll. Control Series B             25,000,000          24,000,000
  1,2,4   Twentieth            Oct. 1, 1977     8 1/2% Series due 2009             60,000,000          60,000,000
          Twenty-First         Nov. 1, 1977     Poll. Control Series C             32,500,000                None
          Twenty-Second        Jan. 1, 1978     Poll. Control Series D             40,000,000          40,000,000
          Twenty-Third         July 1, 1980     Poll. Control Series E             16,300,000                None
          Twenty-Fourth        Oct. 1, 1980     Poll. Control Series F            100,000,000                None
      2   Twenty-Fifth         Apr. 1, 1981     Poll. Control Series A            126,000,000                None
      1   Twenty-Sixth         Apr. 1, 1981     Poll. Control Series B            163,000,000                None
    1,2   Twenty-Seventh       Oct. 1, 1981     Poll. Control Series G            100,000,000         100,000,000
    7     Twenty-Eighth        June 1, 1990     12.22% Series due 2000             96,000,000          78,750,000
          Twenty-Ninth         Dec. 1, 1992     Poll. Control Series H              3,561,644           3,561,644
          Thirtieth            Dec. 1, 1992     Ind. Develop. Series C          20,722,222.22                None
          Thirty-First         May 1, 1996      Poll. Control Series I             18,347,124                None
          Thirty-Second        May 1, 1996      Poll. Control Series J             16,149,864                None

1    Contains amendatory provisions relating to specific series.
2    Contains general amendatory provisions.
3 Contains general amendatory provisions required by the Trust Indenture Act of 1939, as amended.
4 Incorporates covenant regarding replacement reserve (Section 9, Article IV, of Original Indenture).
5 Contains (or incorporates) Covenant regarding distributions on and acquisitions of stock (Article V of Third Supplemental Indenture).
6    Contains assumption provisions.
7 Contains modified covenant regarding distributions on and acquisitions of stock and negative covenants regarding liens, businesses other than the Utility Business and Investments.

(the Original Indenture, the Supplemental Indentures listed above and this Supplemental Indenture being herein collectively referred to as the "Indenture"); and

     WHEREAS, the Predecessor Company covenanted in and by the Original Indenture to execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Original Indenture and to make subject to the lien thereof property acquired after the execution and delivery of the Original Indenture; and

     WHEREAS, the Company proposes to create a new series of First Mortgage Bonds, to mature June 1, 2000, to be designated as First Mortgage Bonds, 12.22% Exchange Series due 2000 (hereinafter sometimes called the "Bonds" or "Bonds of the 2000 Exchange Series"), and to vary in certain respects the provisions contained in Article V of the Original Indenture, to the extent that such provisions apply to the Bonds; and

     WHEREAS, the Company, pursuant to the provisions of the Original Indenture, has, by appropriate corporate action, duly resolved and determined to execute this Supplemental Indenture for the purpose of providing for the creation of said Bonds of the 2000 Exchange Series and of specifying the form, provisions and particulars thereof as in said Original Indenture provided or permitted and of giving to the Bonds of the 2000 Exchange Series the protection and security of the Indenture, and of further confirming the lien of the Indenture upon the additional properties hereinafter described; and

     WHEREAS, the text of the Bonds of the 2000 Exchange Series is to be substantially in the form set forth on Exhibit A to this Supplemental Indenture; and

      WHEREAS, all acts and proceedings required by law and by the charter and by-laws of the Company, including all action requisite on the part of its shareholders, directors and officers necessary to make the Bonds of the 2000 Exchange Series, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute this Supplemental Indenture a valid, binding and legal indenture supplemental to the Original Indenture, in accordance with its and their terms, have been done and taken; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized;

      NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: That Tucson Electric Power Company, the Company herein named, in consideration of the premises and of One Dollar ($1.00) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of the principal of and interest and premium, if any, on all bonds from time to time outstanding under the Indenture, according to the terms of said bonds and of the coupons, if any, attached thereto, and to further secure the performance and observance of all the covenants and conditions contained in said bonds and in the Indenture (except any covenant of the Company with respect to the refund or reimbursement of taxes, assessments or other governmental charges on account of the ownership of the bonds of any series or the income derived therefrom, for which the holders of the bonds shall look only to the Company and not to the property hereby mortgaged or pledged), has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents doth grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto THE CHASE MANHATTAN BANK, as Trustee, and its successor or successors in the trust and its assigns forever, with the same force and effect and subject to the same reservations, exceptions, limitations, restrictions, servitudes, easements, rights and privileges as contained in the original Indenture and to "permitted encumbrances" as defined in the Original Indenture, as though specifically described in the granting clauses of the Original Indenture, all and singular the premises, property, assets, rights and franchises of the Company (except as in the Original Indenture expressly excepted), whether now or hereafter owned, constructed or acquired, of whatever character and wherever situated, including, among other things (but reference to or enumeration of any particular kinds, classes or items or property shall not be deemed to exclude from the operation and effect of the Indenture any kind, class or item not so referred to or enumerated), all right, title and interest of the Company in and to all plants for the generation of electricity by water, steam and/or other power; all power houses, gas plants, gas holders, substations, transmission lines, distributing systems; all offices, buildings and structures, and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture, and chattels; all municipal franchises and other franchises; all lines for the transmission and/or distribution of electric current, or gas, including towers, poles, wires, cables, pipes, conduits, street lighting systems and all apparatus for use in connection therewith; all real estate, lands, leaseholds; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described; it being the intention of the parties that all property of every kind, real, personal or mixed, other than excepted property, which may be acquired by the Company after the date hereof, shall, immediately upon the acquisition thereof by the Company, to the extent of such acquisition, and without any further conveyance or assignment, become and be subject to the direct lien on the Indenture as fully and completely as though now owned by the Company and specifically described in the Indenture.

      TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid premises, property, assets, rights and franchises or any part thereof, with the reversion and reversions, remainder and remainders, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid premises, property, assets, rights and franchises and every part and parcel thereof.

      And the Company, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in the trust under the Indenture, for the benefit of those who shall hold the bonds and coupons, or any of them, to be issued hereunder and thereunder, as follows:

                                  ARTICLE I.

        CREATION AND DESCRIPTION OF BONDS OF THE 2000 EXCHANGE SERIES.

      SECTION 1. A new series of bonds to be issued under and secured by the Indenture is hereby created, to be designated as First Mortgage Bonds, 12.22% Exchange Series due 2000. The Bonds of the 2000 Exchange Series shall be limited to an aggregate principal amount of _____________________ Dollars ($____________), excluding any Bonds of the 2000 Exchange Series which may be authenticated in exchange for or in lieu of or in substitution for or on transfer of other Bonds of the 2000 Exchange Series pursuant to any provisions of the Original Indenture or of this Supplemental Indenture. Said Bonds shall be substantially in the form set forth in Exhibit A to this Supplemental Indenture.

      All Bonds of the 2000 Exchange Series shall mature June 1, 2000 and shall bear interest at the rate of 12.22% per annum, payable semi-annually on June 1 and December 1 in each year, the beginning of the first interest period being December 1, 1997 and the first interest payment date being June 1, 1998; and the principal of, and the interest, and premium, if any, on, the Bonds shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, or in the City of Tucson in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts; provided that a holder of a Bond may elect to receive payments of the principal of, and the interest, and premium, if any, on such Bond (other than at maturity or upon redemption of the Bonds as a whole) by wire transfer of immediately available funds to an account maintained by such holder at a bank located in the United States of America if appropriate wire transfer instructions are received by such office or agency not less than 15 calendar days prior to the date for payment.

      The holder of any Bond on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond upon any exchange or transfer thereof subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Bond (or any Bond or Bonds issued upon transfer or exchange thereof) is registered on the date of payment of such defaulted interest. The term "record date" as used in this Section with respect to any interest payment date shall mean the May 15 or November 15, as the case may be, next preceding such interest payment date, or, if such May 15 or November 15 shall be a legal holiday or a day on which banking institutions in The City of New York are authorized by law to remain closed, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to remain closed; provided, however, that, with respect to the interest payment date of June 1, 1998, the record date shall be the date of the initial authentication and delivery of the Bonds of the 2000 Exchange Series.

      Each Bond shall be dated as provided in Section 4 of Article II of the Original Indenture, except that, if there is no existing default in the payment of interest on the Bonds, each Bond authenticated by or on behalf of the Trustee between the record date with respect to any interest payment date and such interest payment date shall be dated as of such interest payment date.

      The Company shall not be required to make any transfer or exchange of any Bonds for a period of 10 days next preceding any selection of Bonds for redemption, nor shall it be required to make transfers or exchanges of any Bonds which shall have been designated for redemption in whole or in part.

      The Bonds of the 2000 Exchange Series shall be issued in fully registered form only, in denominations of $1,000 and multiplies thereof.

      The Bonds of the 2000 Exchange Series shall be registrable and exchangeable at the office or agency of the Company in the Borough of Manhattan, The City of New York in the manner and upon the terms set forth in Section 5 of Article II of the Original Indenture, without payment of any charge other than a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident thereto.

      SECTION 2. The Trustee agrees that if any mutilated, lost, stolen or destroyed Bonds of the 2000 Exchange Series was held by an original holder or other institutional holder (a) an agreement of indemnity satisfactory to the Company from such original holder or such other institutional holder shall constitute "indemnity in a sum deemed satisfactory" by the Trustee for purposes of Section 11 of Article II of the Indenture and (b) the Trustee will look only to the Company for reimbursement of its expenses incurred in connection with such replacement.

      SECTION 3. The Bonds of the 2000 Exchange Series may be executed by the Company and delivered to the Trustee and, upon compliance with all applicable provisions and requirements of the Original Indenture in respect thereof, shall be authenticated by the Trustee and delivered (without awaiting the filing or recording of the Supplemental Indenture) in accordance with the written order or orders of the Company.

                                 ARTICLE II.

                    REDEMPTION OF AND PAYMENTS DUE UPON
           ACCELERATION OF THE BONDS OF THE 2000 EXCHANGE SERIES.

      SECTION 1. The Bonds of the 2000 Exchange Series are redeemable prior to maturity at the option of the Company, as a whole at any time, or in part from time to time in a minimum aggregate principal amount at any one time of not less than $20,000,000, provided, that no less than $20,000,000 in aggregate principal amount of the Bonds of the 2000 Exchange Series remains outstanding after giving effect to any such partial redemption, upon at least 30 days' prior notice, all as provided in the Indenture, at the principal amount of Bonds so to be redeemed and accrued interest to the date fixed for redemption, together with an amount equal to the Make-Whole Premium, provided, that the Company shall, on the date of any such redemption, deliver to the Trustee and to the holders of the Bonds so to be redeemed a certificate stating the amount of the Make-Whole Premium being paid upon such redemption and demonstrating the calculation thereof. Anything in the Indenture to the contrary notwithstanding and except as set forth in the fourth succeeding paragraph, the redemption price for all redemptions of the Bonds of the 2000 Exchange Series shall be the redemption price set forth in the next preceding sentence, and each redemption of the Bonds of the 2000 Exchange Series shall be pro rata among the Bonds of the 2000 Exchange Series as provided in section 3 of this Article II.

      For purposes of this Supplemental Indenture, the term "Make-Whole Premium" shall mean with respect to any redemption or payment (whether on account of acceleration or otherwise) of the Bonds of the 2000 Exchange Series, (a) to the extent that the Treasury Rate at the time of such redemption or payment is lower than 12.22% per annum, the excess of (i) the present value of the principal and interest payments on and in respect of the Bonds of the 2000 Exchange Series being redeemed or paid, as the case may be, that would otherwise become due and payable (without giving effect to such redemption or payment), discounted at a rate which is equal to the Treasury Rate over (ii) the principal amount of the Bonds of the 2000 Exchange Series being redeemed or paid, as the case may be, and (b) to the extent that the Treasury Rate at the time of such redemption or payment is equal to or higher than 12.22% per annum, zero.

      For purposes of this Supplemental Indenture, the term "Treasury Rate" shall mean at the time of any redemption or payment with respect to any Bonds of the 2000 Exchange Series being redeemed or paid (whether on account of acceleration or otherwise), as the case may be, the arithmetic average of the two most recent yields to maturity on the United States Treasury obligation with a constant maturity determined by reference to the applicable display on the Bloomberg Financial Markets Service L.P. (or, if such display is no longer available, any publicly available reliable source of similar market data) for the two business days next preceding the date of such redemption or payment) most nearly equal to (by rounding to the nearest month) the Remaining Life to Maturity of the Bonds of the 2000 Exchange Series then being redeemed or paid (whether on account of acceleration or otherwise).

      For purposes of this Supplemental Indenture, the term "Remaining Life to Maturity" of Bonds of the 2000 Exchange Series shall mean, at any date, the number of years obtained by dividing the then Remaining Dollar-years of such Bonds by the then outstanding principal amount of such Bonds. For purposes of this definition, the "Remaining Dollar-years" of any such Bonds shall mean, at any date, the product obtained by multiplying (a) the aggregate outstanding principal amount of such Bonds, by (b) the number of twelve-month periods (calculated to the nearest one-twelfth) which will elapse between such date and June 1, 2000.

      In the event that all or substantially all of the electric utility properties of the Company at the time subject to the lien of the Indenture shall be sold, taken by eminent domain or otherwise disposed of, as an entirety or substantially as an entirety, and shall be released from the lien of the Indenture, the entire award or other cash proceeds of such sale, taking or other disposition, together with any other Available Moneys (as defined in Section 11 of Article VII of the Original Indenture), if any, then held by the Trustee, shall, to the extent and in the manner provided in
Section 11 of Article VII of the original Indenture, be applied to the pro rata payment or redemption of the bonds of all series then outstanding under the Indenture, all as more fully provided in the Original Indenture, and the Bonds of the 2000 Exchange Series shall, in such event, become subject to such redemption or payment. All such redemptions of the Bonds of the 2000 Exchange Series shall be at the redemption price specified in the first paragraph of this Section 1.

      SECTION 2. All of the provisions of Article V of the Original Indenture, other than Sections 2 and 3 thereof and the fourth paragraph of
Section 4 thereof, shall be applicable to the redemption of Bonds of the 2000 Exchange Series; and the "Available Moneys", as defined in Section 11 of Article VII of the Original Indenture, apportioned to Bonds of the 2000 Exchange Series, shall be applied by the Trustee to the payment of the redemption price thereof together with accrued interest to the date fixed for such payment, or if such apportioned Available Moneys are insufficient for such full payment, then, upon notice similar to that provided in the fourth paragraph of said Section 11 in respect of the bonds referred to therein, first to the payment of the unpaid interest accrued to the date fixed for payment and the balance to the payment of the then applicable redemption price (exclusive of such interest), to the extent that such moneys shall suffice, pro rata, as provided in Section 11 of Article VII of the Original Indenture, upon presentation and stamping in a manner similar to that provided by Section 11 of Article VII of the Original Indenture for the bonds referred to therein and the coupons appurtenant thereto, interest to cease to accrue upon Bonds of the 2000 Exchange Series on the payment date specified in the notice to the extent of the partial payment so provided. Until the full amount then due and owing on all Bonds of the 2000 Exchange Series shall have been paid, no such partial payment shall discharge the obligation of the Company on such Bonds, except to the extent of such partial payment; and the balance of principal, if any, remaining after such payment shall thereafter constitute the unpaid obligation of the Company upon the Bonds of the 2000 Exchange Series and the principal amount of the Bonds of the 2000 Exchange Series upon which interest shall thereafter be due and payable.

      SECTION 3. Anything contained in the fourth paragraph of Section 4 of
Article V of the Original Indenture to the contrary notwithstanding, in case less than all of the outstanding Bonds of the 2000 Exchange Series are to be redeemed, the principal amount to be redeemed shall be prorated among the holders of the Bonds of the 2000 Exchange Series in the proportion that their respective holdings bear to the aggregate principal amount of Bonds of the 2000 Exchange Series outstanding on the date of selection. The portion of any Bond of the 2000 Exchange Series to be redeemed shall be in the principal amount of $1,000 or a multiple thereof and such allocations as may be requisite for this purpose shall be made by the Trustee in its uncontrolled discretion. The Trustee shall promptly notify the Company in writing of the distinctive numbers of the Bonds of the 2000 Exchange Series and the portions thereof so selected for redemption.

      SECTION 4. Anything in the Indenture to the contrary notwithstanding, if the principal of all bonds outstanding under the Indenture and the interest accrued thereon shall have become immediately due and payable pursuant to any provision of Article VIII of the Original Indenture, the principal of all Bonds of the 2000 Exchange Series outstanding under the Indenture and interest accrued thereon shall, together with, to the extent permitted by applicable law, an amount equal to the Make-Whole Premium with respect to such Bonds of the 2000 Exchange Series, become immediately due and payable, and the Company shall forthwith pay to the holders of the Bonds of the 2000 Exchange Series then outstanding the entire principal of and all interest accrued on such Bonds of the 2000 Exchange Series plus such Make-Whole Premium; provided, that in such event the trust estate shall be applied to the payment of such Make-Whole Premium only in accordance with
Article VIII of the Original Indenture. The term "premium" when used in the Bonds of the 2000 Exchange Series or the Indenture in conjunction with references to principal of and interest on the Bonds, shall mean any amount due upon any payment, redemption or prepayment of any of the Bonds of the 2000 Exchange Series, other than principal and interest, and shall include the Make-Whole Premium.

      SECTION 5. The holder of each and every Bond of the 2000 Exchange Series issued hereunder hereby agrees to accept payment thereof prior to maturity on the terms and conditions provided for in this Article II.

                                 ARTICLE III.

                            ADDITIONAL COVENANTS.

      The Company covenants and agrees that, so long as any Bonds of the 2000 Exchange Series shall be outstanding, and unless the Company shall have delivered to the Trustee any number of concurrent instruments of similar tenor executed by holders of a majority or more in aggregate principal amount of the Bonds of the 2000 Exchange Series then outstanding in which such holders waive the same in the particular case, the Company will duly perform and observe each and all of the covenants and agreements hereinafter set forth in this Article III.

      SECTION 1. The Company will not declare or pay any dividends on its shares of common stock (other than dividends payable in shares of its common stock), or make any other distribution on its shares of common stock, or purchase or redeem any shares of its capital stock of any class (other than with the proceeds of additional capital stock financing and other than mandatory sinking fund payments with respect to capital stock senior to the common stock of the Company issued after the date hereof) if the Company's Consolidated Net Worth as of the last day of any fiscal quarter following the date hereof is less than (a) the sum of (i) $133,000,000, (ii) 40% of the Company's Consolidated Net Income for each fiscal year after December 31, 1996, for which Consolidated Net Income is positive and (iii) with respect to each of the first three fiscal quarters of a fiscal year after the most recent fiscal year end, 40% of the Company's Consolidated Net Income as of the end of such fiscal quarter, taken on a fiscal year-to-date basis, if positive, minus (b) the least of (x) $175,000,000, (y) the aggregate amount of non-cash charges taken by the Company after the date hereof pursuant to the requirements of Statement of Financial Accounting Standards No. 101 and (z) in the event that the Applicable Credit Ratings assigned to the Company's First Mortgage Bonds shall be downgraded within 90 days after the public disclosure of any decision by the Company to apply Statement of Financial Accounting Standards No. 101, zero. For purposes of this Section 1, (a) "Consolidated Net Worth" means, as of the last day of any fiscal quarter, common stock equity of the Company as of such day, (b) "Consolidated Net Income" means, for any fiscal period net income of the Company and its consolidated Subsidiaries, determined on a consolidated basis, and (c) "Applicable Credit Ratings" means (i) in the event that the credit rating levels assigned to the Company's First Mortgage Bonds by Moody's Investor Service, Inc. ("Moody's") and Standard & Poor's Rating Group ("S&P") are different, the higher of such ratings, and (ii) in the event that the credit rating levels assigned to the Company's First Mortgage Bonds by Moody's and S&P are the same, both such ratings. All determinations pursuant to this Section 1 shall be made in accordance with generally accepted accounting principles as in effect from time to time.

    SECTION 2. The Company will not, and will not permit any Subsidiary to, engage to any material extent in any business other than the Utility Business.

    For purposes of this Section 2, (a) "Utility Business" means the business of producing, developing, generating, transmitting, distributing, selling or supplying electrical energy for any purpose, or any business incidental thereto or necessary in connection therewith, or any business reasonably desirable in connection therewith which the Arizona Corporation Commission or other utility regulatory body shall have authorized the Company to enter, and (b) the term "Subsidiary" shall mean any corporation, a majority of the voting stock of which is owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

    SECTION 3. The Company will not permit the aggregate principal amount of its First Mortgage Bonds outstanding under the Indenture at any time to exceed $411,313,000; provided that, for purposes of this Section 3, those First Mortgage Bonds, 12.22% Series due 2000 tendered in exchange for Bonds of the 2000 Exchange Series shall not be deemed to be outstanding on the date of the initial authentication and delivery of the Bonds of the 2000 Exchange Series and; provided, further, that, for purposes of this Section 3, if First Mortgage Bonds ("Refunding Bonds") shall have been issued and authenticated for the purpose of refinancing outstanding First Mortgage Bonds ("Refunded Bonds") and the corresponding Refunded Bonds shall have been irrevocably called for redemption and the proceeds of the Refunding Bonds shall have been deposited with the Trustee, such Refunded Bonds shall not be deemed to be outstanding.

                                 ARTICLE IV.

                                 THE TRUSTEE

        The Trustee hereby accepts the trusts created by this Supplemental Indenture upon the terms and conditions in the Original Indenture as modified and amended and in this Supplemental Indenture set forth. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or of the due execution hereof by the Company, or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XII of the Original Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

                                  ARTICLE V.

                           MISCELLANEOUS PROVISIONS

        SECTION 1. Subject to the variations contained in Article IV of this Supplemental Indenture, the Original Indenture, as heretofore modified, amended and supplemented, is in all respect ratified and confirmed, and the Original Indenture, this Supplemental Indenture and all other indentures supplemental to the Original Indenture shall be read, taken and construed as one and the same instrument. Neither the execution of this Supplemental Indenture nor anything herein contained shall be construed to impair the lien of the Indenture on any of the property subject thereto, and such lien shall remain in full force and effect as security for all Bonds now outstanding or hereinafter issued under the Indenture. All terms defined in
Article I of the Original Indenture, as heretofore supplemented and amended, shall, for all purposes of this Supplemental Indenture, have the meanings in said Article I specified, unless the context otherwise requires.

        SECTION 2. If the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Supplemental Indenture, shall be a legal holiday or a day on which banking institutions in The City of New York are authorized by law to remain closed, such payment may be made or act performed or right exercised on the next succeeding day not a legal holiday or a day on which such banking institutions are authorized by law to remain closed, with the same force and effect as if done on the nominal date provided in this Supplemental Indenture, and no interest shall accrue for the period after such nominal date.

        SECTION 3. This Supplemental Indenture may be executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

    IN WITNESS WHEREOF, TUCSON ELECTRIC POWER COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed by its President or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary for and in its behalf; and THE CHASE MANHATTAN BANK has caused its corporate name to be hereunto affixed, and this instrument to be signed by its President, a Vice President or any Assistant Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or a Trust Officer, for and in its behalf, all as of the day and year first above written.

                                         TUCSON ELECTRIC POWER COMPANY

Attest: ___________________              By:__________________________
        Assistant Secretary                         Vice President

Signed, sealed and delivered
by Tucson Electric Power
Company in the presence of:

 ___________________________



                                            THE CHASE MANHATTAN BANK,
                                                          as Trustee

Attest:____________________              By:__________________________
      Trust Officer                          Assistant Vice President

Signed, sealed and delivered
by The Chase Manhattan Bank
in the presence of:

 ___________________________




STATE OF ARIZONA  )
                  ): ss.:
COUNTY OF PIMA    )

      On this _______ day of ________, 1998, before me, ______________, the undersigned officer, personally appeared _____________, who acknowledged himself to be a Vice President and duly authorized agent of TUCSON ELECTRIC POWER COMPANY, an Arizona corporation, and that he, as such Vice President being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as a Vice President.

      The foregoing instrument was also acknowledged before me by said _____________, Vice President of TUCSON ELECTRIC POWER COMPANY, an Arizona corporation, on behalf of said corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                    Notary Public
                                    My commission expires:


STATE OF NEW YORK  )
                   ): ss.:
COUNTY OF NEW YORK )

      On this _____ day of ________, 1998, before me, _____________, the undersigned officer, personally appeared _____________, who acknowledged himself to be an Assistant Vice President and duly authorized agent of THE CHASE MANHATTAN BANK, a corporation, and that he, as such Assistant Vice President being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as an Assistant Vice President.

      The foregoing instrument was also acknowledged before me by said _____________, an Assistant Vice President of THE CHASE MANHATTAN BANK, a corporation, on behalf of said corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                               ______________________
                               Notary Public
                               My commission expires:

                                                                     Exhibit A
                                [Form of Bond]

No.__________                               $_______________________

                        TUCSON ELECTRIC POWER COMPANY

             FIRST MORTGAGE BOND, 12.22% EXCHANGE SERIES DUE 2000

                               DUE JUNE 1, 2000

      TUCSON ELECTRIC POWER COMPANY, a corporation of the State of Arizona (hereinafter sometimes called the Company), for value received, promises to pay to _________________________________________________________________ ,
or registered assigns, the principal sum of
                                                                       DOLLARS

on June 1, 2000, in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York, or in the City of Tucson, and semi-annually, on June 1 and December 1 in each year, to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon in like coin or currency at said office or agency, at the rate of 12.22% per annum, from the semi-annual interest payment date next preceding the date of this bond (unless this bond be dated on an interest payment date, in which case from the date hereof; or unless this bond be dated prior to the first interest payment date in respect hereof, in which case from the beginning of the first interest period for bonds of this series), until the Company's obligation with respect to such principal sum shall be discharged, and, to the extent permitted by applicable law, at the rate of 12.22% per annum (computed as set forth above) on any overdue payment of principal of or premium, if any, or interest on this bond. The interest so payable on any June 1 or December 1 will, subject to certain exceptions provided in the Thirty-Third Supplemental Indenture, dated as of May 1, 1998, hereinafter referred to, be paid to the person in whose name this bond is registered at the close of business on the May 15 or November 15 next preceding such June 1 or December 1. Notwithstanding any provision to the contrary in this bond or in the Indenture hereinafter referred to, a holder of this bond may elect to receive payments of the principal of, and the interest, and premium, if any, on this bond (other than at maturity or upon redemption of the bonds of this series as a whole) by wire transfer of immediately available funds to an account maintained by such holder at a bank located in the United States of America if appropriate wire transfer instructions are received by such office or agency of the Company not less than 15 calendar days prior to the date for payment.

    This bond is one of an issue of bonds of the Company, issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement, renewal or other fund, established in accordance with the provisions of the indenture hereinafter mentioned, may afford additional security for the bonds of any particular series) by a certain mortgage and deed of trust (which, together with all indentures supplemental thereto, including the Thirty-Third Supplemental Indenture, dated as of May 1, 1998, is hereinafter called the "Indenture"), dated as of April 1, 1941, made by The Tucson Gas, Electric Light and Power Company (Tucson Electric Power Company, successor by merger) to The Chase National Bank of the City of New York (The Chase Manhattan Bank, successor by merger), now The Chase Manhattan Bank, as Trustee (hereinafter called the "Trustee"), to which Indenture reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security provided by the Indenture, the rights and limitations of rights of the Company, the Trustee and the holders of said bonds with respect to the security provided by the Indenture, the powers, duties and immunities of the Trustee, the terms and conditions upon which said bonds are and are to be secured, and the circumstances under which additional bonds may be issued, to all of which provisions the holder, by accepting this bond, assents. To the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and the rights of the holders of said bonds may be changed and modified, with the consent of the Company, by the affirmative vote of the holders of at least 75% in aggregate principal amount of the bonds then outstanding (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Indenture), or by the affirmative vote of the holders of at least 75% in aggregate principal amount of the bonds of any one or more series then outstanding and entitled to vote and affected by such modification or alteration in case one or more but less than all of the series of bonds then outstanding under the Indenture are so affected, or in either case by the written consent of the holders of such percentage of bonds; provided, that without the consent of the holder hereof no such modification or alteration shall be made which will permit the extension of the time of payment of the principal of or the interest on this bond or a reduction in the principal amount hereof, or premium, if any, or rate of interest hereon or any other modification of the terms of payment of such principal, premium or interest or will deprive the holder of any lien provided by the Indenture upon the mortgaged property or reduce the percentage of bonds required for the aforesaid action under the Indenture. The Company has reserved the right to amend the Indenture without any consent or other action by holders of any series of bonds created after July 31, 1976 (including this series) so as to change 75% in the foregoing sentence to 60%. This bond is one of a series of bonds designated as the First Mortgage Bonds, 12.22% Exchange Series due 2000, of the Company.

    The bonds of this series are redeemable prior to maturity at the option of the Company, as a whole at any time, or in part from time to time in a minimum aggregate principal amount at any one time of not less than $20,000,000, provided that not less than $20,000,000 in aggregate principal amount of the bonds of this series remains outstanding after giving effect to any such partial redemption, upon at least 30 days' prior notice (which may be conditioned upon the deposit of the redemption moneys with the Trustee before the redemption date), all as provided in the Indenture, at the principal amount of bonds so to be redeemed and accrued interest to the date fixed for redemption, together with an amount equal to the Make-Whole Premium as such term is defined in said Thirty-Third Supplemental Indenture. Anything in the Indenture to the contrary notwithstanding and except as set forth in the next succeeding paragraph, the redemption price for all redemptions of the bonds of this series shall be the redemption price set forth in the next preceding sentence, and each redemption of the bonds of this series shall be pro rata among the bonds of this series as provided in the Thirty-Third Supplemental Indenture.

    In the event that all or substantially all of the electric utility properties of the Company at the time subject to the lien of the Indenture shall be sold, taken by eminent domain or otherwise disposed of, as an entirety or substantially as an entirety, and shall be released from the lien of the Indenture, the entire award or other cash proceeds of such sale, taking or other disposition, together with certain moneys, if any, then held by the Trustee, shall, to the extent and in the manner provided in the Indenture, be applied to the pro rata payment or redemption of the bonds of all series then outstanding under the Indenture, all as more fully provided therein, and this bond shall, in such event, become subject to such redemption or payment. If such sale, taking or other disposition and release shall be to a municipality or other governmental subdivision or public authority, or in the event that a controlling interest in the stock of the Company shall be acquired by or on behalf of a municipality or other governmental subdivision or public authority which shall cause the redemption of the bonds of all series then outstanding under the Indenture, the redemption of this bond shall be at a price equal to its principal amount, with accrued interest to the date fixed for redemption; all other redemptions (including, without limitation, all sales, takings, releases and acquisitions of the sort described above which were negotiated, procured or the result of action by the Company or any Affiliate of the Company) to be at the redemption price specified in the next preceding paragraph.

    If this bond or any portion hereof shall be called for redemption and payment of the redemption price shall be duly provided by the Company as specified in the Indenture, interest shall cease to accrue on this bond or such portion hereof from and after the date for redemption fixed in the notice thereof.

    The principal of this bond and the interest accrued hereon may become or be declared due and payable before the maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of a default as therein provided.

    Anything in the Indenture to the contrary notwithstanding, upon notice by the Trustee in writing to the Company pursuant to Section 3 of Article VIII of the Original Indenture declaring the principal of all bonds outstanding under the Indenture and the interest accrued thereon immediately due and payable, the principal of all bonds of this series outstanding under the Indenture and interest accrued thereon shall, together with, to the extent provided in the Thirty-Third Supplemental Indenture and permitted by applicable law, an amount equal to the Make-Whole Premium, as such term is defined in said Thirty-Third Supplemental Indenture, with respect to such bonds of this series, become immediately due and payable.

    This bond is transferable by the registered owner hereof in person or by attorney authorized in writing, at the office or agency of the Company in the Borough of Manhattan, The City of New York upon surrender and cancellation of this bond, and upon any such transfer a new bond of this series, for the same aggregate principal amount, will be issued to the transferee in exchange herefor. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.
This bond, alone or with other bonds of this series, may in like manner be exchanged at such office or agency for one or more new bonds of this series of the same aggregate principal amount, all as provided in the Indenture. Subject to the provisions of the Thirty-Third Supplemental Indenture, dated as of May 1, 1998, hereinbefore referred to, if this bond is surrendered for transfer between the record date with respect to any interest payment date and such interest payment date, the new bond or bonds will be dated as of such interest payment date. Upon each such transfer or exchange the Company may require the payment of any stamp or other tax or governmental charge incident thereto.

    No recourse shall be had for the payment of the principal of, or premium, if any, or interest on this bond, or for any claim based hereon or otherwise in respect hereof or of the Indenture, against any incorporator, shareholder, director or officer, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise howsoever (including, without limiting the generality of the foregoing, any proceeding to enforce any claimed liability of shareholders of the Company, based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumentality of the shareholders); all such liability being, by the acceptance hereof and as a part of the consideration for the issuance hereof, expressly waived and released by every holder hereof, and being likewise waived and released by the terms of the Indenture under which this bond is issued, as more fully provided in said Indenture.

    This bond shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by The Chase Manhattan Bank, or its successor, as Trustee under said Indenture.

    IN WITNESS WHEREOF, the Company has caused this bond to be signed in its name by the manual or facsimile signature of its President or one of its Vice Presidents, and its corporate seal, or a facsimile thereof, to be impressed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.


   Dated ________
                                 TUCSON ELECTRIC POWER COMPANY

                                    By_______________________
                                               President

Attest:____________________
             Secretary




              [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

      This is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.


                               THE CHASE MANHATTAN BANK, as Trustee

                                     By:____________________